Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
January 30, 2012	Roy D. Jones, Chief Financial Officer
(864) 240-5104 or rjones@palmettobank.com

The Palmetto Bank Announces Agreement to Sell Two Branches

Greenville, S.C. – Palmetto Bancshares, Inc. (the “Company) (NASDAQ: PLMT) announced that its wholly-owned subsidiary, The Palmetto Bank, entered into a Purchase and Assumption Agreement (the “Agreement”) to sell its Rock Hill and Blacksburg, South Carolina branches to Carolina Premier Bank, a North Carolina state chartered bank and wholly owned banking subsidiary of Premara Financial, Inc. The potential sale of these two branches was previously announced on December 14, 2011 as one of the Company’s strategic actions designed to align its infrastructure and expense base with its current balance sheet size, scope of business activities, and underlying revenue generating capacity of the franchise. Under the terms of the Agreement, Carolina Premier Bank will purchase real estate, equipment, substantially all of the loans, and certain other assets, and assume the deposits and lease obligations associated with these two branches. The terms of the transaction include a deposit premium to be paid to the Company at closing. The transaction, which is subject to regulatory approval and other standard closing conditions, is expected to be completed in the second quarter of 2012. Raymond James & Associates, Inc. served as financial advisor to the Company for the transaction.

“In December, we announced our intention to sell these two branches and we are pleased to reach an agreement with Carolina Premier Bank so that our clients in these markets will continue to have access to local banking services,” said Samuel L. Erwin, Chief Executive Officer of the Company. “Carolina Premier Bank is committed to providing the same level of high quality banking services that the clients of these branches have come to expect. As we noted when we originally announced our decision to sell these two branches, we believe the reduction in our branch network positions us for a more profitable future while we also continue to provide convenient and cost-effective banking services to our clients in the communities in which we operate.”

Headquartered in Greenville, South Carolina, The Palmetto Bank is a 105-year old independent state-chartered commercial bank and is the fourth largest banking institution headquartered in South Carolina. The Palmetto Bank has assets of $1.2 billion and after completion of the reduction in the branch network announced in December 2011 will serve the Upstate through 25 banking locations in the nine counties of Abbeville, Anderson, Cherokee, Greenville, Greenwood, Laurens, Oconee, Pickens, and Spartanburg. The Bank specializes in providing personalized community banking services to individuals and small to mid-size businesses including Retail Banking (including Mortgage and Credit Cards), Commercial Banking (including Business Banking, Treasury Management and Merchant Services), and Wealth Management (including Trust, Brokerage, Financial Planning, and Insurance). Additional information may be found at the Company’s web site at www.palmettobank.com.

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Addendum to News Release – Forward-Looking Statements

Certain statements in this News Release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include, but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the Company, and the timing and amount of future capital raising activities by the Company, if any; and (3) actions taken by banking regulatory agencies related to the banking industry in general and the Company or the Bank specifically. The assumptions underlying the forward-looking statements could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov), including the “Risk Factors” included therein. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect changes in circumstances or events that occur after the date the forward-looking statements are made.